EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

Perficient Announces Pricing of $200 Million Private Offering of 1.250% Convertible Senior Notes
~ Usage of Proceeds to Include Repurchase of Majority of Outstanding 2.375% Convertible Senior Notes ~

August 11, 2020

ST. LOUIS (August 11, 2020) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), a leading digital consultancy, helping transform some of the world's biggest brands, announced today the pricing of its private offering of $200 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “Notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $185 million aggregate principal amount of notes. Perficient has granted the initial purchasers of the Notes an option to purchase up to an additional $30 million aggregate principal amount of Notes. The offering is expected to close on August 14, 2020, subject to customary closing conditions.

The Notes will be Perficient’s senior unsecured obligations, effectively subordinated in right of payment to any secured indebtedness of Perficient, to the extent of the value of the assets securing that indebtedness, and structurally subordinated to all future indebtedness of Perficient’s subsidiaries. The Notes will pay interest semi-annually in cash on February 1 and August 1 of each year at a rate of 1.250% per year, commencing February 1, 2021. The Notes will mature on August 1, 2025, unless earlier repurchased or converted.

Perficient estimates that the net proceeds from the offering of the Notes will be approximately $193.5 million (or approximately $222.6 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. Perficient intends to use approximately $172.0 million of the net proceeds from this offering to repurchase approximately $131.2 million aggregate principal amount of its 2.375% Convertible Senior Notes Due 2023 (the “2023 Notes”) concurrently with the pricing of this offering in privately negotiated transactions. In addition, Perficient intends to use approximately $23.2 million of the net proceeds from the offering of the Notes to pay the cost of certain convertible note hedge transactions, after such cost is partially offset by the proceeds to Perficient of certain warrant transactions, each as described below. Perficient expects to use the remainder of the net proceeds from the offering of the Notes for working capital and other general corporate purposes, including the repurchase of shares of its common stock in open market or other transactions from time to time after the completion of this offering.

The holders of the Notes will have the ability to require Perficient to repurchase all or any portion of their Notes for cash in the event of a “fundamental change” (as defined in the indenture governing the Notes). In such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

Prior to February 3, 2025, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the Notes. The Notes will be convertible based on an initial conversion rate of 19.3538 shares of Perficient’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $51.67 per share, which represents a conversion premium of approximately 27.5% to the last reported sale price of $40.525 per share of Perficient’s common stock on The NASDAQ Global Select Market on August 11, 2020. In addition, following certain corporate transactions that may occur prior to the maturity date, Perficient will, in certain circumstances, increase the conversion rate for a specified period of time. Upon any conversion, Perficient’s conversion obligation will be settled in cash, shares of Perficient’s common stock, or a combination of cash and shares of Perficient’s common stock, at Perficient’s election, subject to certain restrictions.

In connection with the pricing of the Notes, Perficient has entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The convertible note hedge transactions cover the number of shares of Perficient’s common stock that will initially underlie the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. Perficient also entered into separate privately negotiated warrant transactions with the Option Counterparties relating to the same number of shares of Perficient’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $81.05 per share, which represents approximately a 100% premium to the last reported sale price of Perficient’s common stock on The NASDAQ Global Select Market on August 11, 2020, and is subject to certain adjustments under the terms of the warrant transactions. In addition, if the initial purchasers exercise their option to purchase additional Notes, Perficient expects to sell additional warrants to the Option Counterparties and use a portion of the net proceeds from the sale of the additional Notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions with the Option Counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Perficient’s common stock and/or reduce the amount of any potential cash payments Perficient is required to make in excess of the principal amount of any converted Notes upon conversion of the Notes in the event that the market price of Perficient’s common stock is greater than the strike price of the convertible note hedge transactions. However, the warrant transactions could separately have a dilutive effect with respect to Perficient’s common stock to the extent that the market price per share of Perficient’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, concurrently with, or shortly after, the pricing of the Notes, the Option Counterparties or their respective affiliates expect to enter into various over-the-counter derivative transactions with respect to Perficient’s common stock and/or purchase shares of Perficient’s common stock, and shortly after the pricing of the Notes, may purchase Perficient’s common stock in secondary market transactions. These activities could have the effect of increasing, or reducing the size of any decrease in, the market price of Perficient’s common stock or the Notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Perficient’s common stock and/or by purchasing or selling Perficient’s common stock or other securities of Perficient, including the Notes, in open market transactions and/or privately negotiated transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so during any “observation period” (as defined in the indenture governing the Notes) related to a conversion of Notes). Any of these hedging activities could cause or avoid an increase or a decrease in the market price of Perficient’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Option Counterparties may choose to engage in, or to discontinue engaging in, any of these transactions with or without notice at any time, and their decisions will be in their sole discretion. The effect, if any, of such activities of the Option Counterparties, including direction or magnitude, on the market price of Perficient’s common stock or the price of the Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.

Perficient expects to use a portion of the net proceeds from the offering of the Notes to repurchase a portion of its outstanding 2023 Notes in privately negotiated transactions. Any repurchase of the 2023 Notes is likely to affect the market price of Perficient’s common stock and the initial conversion price of the Notes.

Perficient expects that holders of the 2023 Notes that sell the 2023 Notes to Perficient in any Note repurchase transaction may enter into or unwind various derivatives with respect to its common stock and/or purchase or sell shares of its common stock in the market to hedge their exposure in connection with these transactions. In particular, Perficient expects that many holders of the 2023 Notes employ a convertible arbitrage strategy with respect to the 2023 Notes and have a short position with respect to Perficient’s common stock that they would close, through purchases of Perficient’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Perficient’s common stock, in connection with Perficient’s repurchase of the 2023 Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Perficient’s common stock or the Notes at that time and could result in a higher effective conversion prices for the Notes.

In connection with the 2023 Notes, Perficient entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) and warrant transactions (the “Existing Warrant Transactions,” and, together with the Existing Convertible Note Hedge Transactions, the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Option Counterparties”).

If Perficient repurchases any of its 2023 Notes, then Perficient may enter into agreements with the Existing Option Counterparties to terminate a portion of the Existing Call Spread Transactions, in each case, in a notional amount corresponding to the amount of such 2023 Notes repurchased, if any. In connection with the termination of any of the Existing Call Spread Transactions, Perficient expects the Existing Option Counterparties and/or their respective affiliates to unwind their related hedge positions, which may involve the sale of shares of Perficient’s common stock in the open market or other transactions with respect to Perficient’s common stock. Depending on when it occurs, the hedge unwind activity of the Existing Option Counterparties may to some extent offset the effects of the hedge unwind activity of the holders of the 2023 Notes.

The offer and sale of the Notes and the shares of Perficient’s common stock issuable upon conversion thereof, if any, have not been and will not be registered under the Securities Act or applicable state securities laws, and the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Perficient
Perficient is a leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, a Gold Salesforce Consulting Partner, a Sitecore Platinum Partner, and a VMware Authorized Partner.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts. Such statements include, but are not limited to, the ability of Perficient to satisfy the conditions to the closing of the offering and the intended use of the net proceeds from the offering. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to many risks, trends, uncertainties, and other factors that could cause actual results to differ materially from those projected, anticipated, or implied in the forward-looking statements. Where, in any forward looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management, is expressed in good faith and is believed to have a reasonable basis. However, there can be no assurance the expectation or belief will result, be achieved or be accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this press release. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factor contained under the heading “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2020.

CONTACT:
For investor inquiries, contact:
Perficient Investor Relations Department
Perficient, Inc.
314-529-3555